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                                                                    EXHIBIT (21)


                            SUBSIDIARY OF REGISTRANT



NAME OF SUBSIDIARY                                     STATE OR COUNTY OF
------------------                                        INCORPORATION
                                                       ------------------

Southern Michigan Bank & Trust                              Michigan




Southern Michigan Bancorp, Inc. is the immediate parent and owns 100% of the outstanding shares of Southern Michigan Bank & Trust.